Exhibit 99.1

Capital City Energy Group Completes Acquisition of Hotwell Services Inc.

Accretive Acquisition expected to be a significant contributor to 2009 Earnings

COLUMBUS, Ohio –Capital City Energy Group, Inc. (OTCBB: CETG) or “Capital City” announced that as of December 31, 2008 it has completed the acquisition of Hotwell Services Inc., or “Hotwell” an emerging oilfield service company operating in the Appalachian Basin. Capital City purchased Hotwell for $5 million (USD), through the issuance of 2.78 million shares of restricted common stock valued at $1.80 per share. Based on current projections, Hotwell could add an additional $2,000,000 in gross revenue per month and $700,000 per month in net cash flow for 2009.

The acquisition establishes CETG as a preferred provider of horizontal logging and well completion services, the optimal method of hydrocarbon extraction for the much publicized, domestic natural gas play, the Marcellus Shale. Most importantly, the management acquired through the acquisition of Hotwell are some of the Appalachian Basin’s most talented and respected field services professionals. The strategic purchase provides the requisite infrastructure to support the Company’s aggressive growth plan in the Appalachian Basin, and specifically in the prolific Marcellus Shale formation, through its locations in Delmont, Pennsylvania and Clarksburg, West Virginia.  The Company anticipates launching four additional bases of field services operations in the Basin during fiscal year 2009 to service the extensive backlog of existing clients as well as the Company’s previously announced E&P activities.

“We believe the acquisition of Hotwell Services Inc. will significantly accelerate the Company’s financial prospects and positions it as a rapidly growing provider of energy field services, specifically within the Appalachian Basin,” said Timothy Crawford, CEO of Capital City Energy Group. “In addition to expanding geographically, the transaction brings an experienced and accomplished management team led by Joseph Sites. We welcome all of the stakeholders of Hotwell to the Capital City family.”

In connection with the transaction, Mr. Sites, founder of Hotwell Services, was named to the position of Executive Vice President of the parent Company Capital City Energy Group, Inc. and has been appointed to the Company’s Board of Directors. Mr. Sites will also remain the President of Hotwell Services, Inc. which will continue to operate under its current name along with its existing management team and field services personnel. Throughout his professional career, Mr. Sites has been routinely recognized as a leader in service quality and safety – the two cornerstones of successful oilfield operations.

About Capital City Energy Group Inc.

Based in Columbus, Ohio, Capital City is a diversified oil and natural gas company with three separate divisions. Capital City has evolved from being an innovative leader in the design, management and sponsorship of retail and institutional direct participation energy programs to become one of the few vertically integrated independent oil and natural gas companies, which is publicly-traded. Its strategy is to continue to grow a portfolio of core areas which provide growth opportunities through drilling, operating, oil field service companies, acquisitions and fund management.

About Hotwell Services Inc.

Based in Delmont, Pa. and Clarksburg, W.Va., Hotwell Services Inc. is a full service wireline company servicing the northeast region of the U.S. The company provides industry-leading technology and ensures data quality for formation evaluation (lithodensity, nuclear, resistivity) and cased hole evaluation (pulsed neutron, production logging strings). The company’s strategy is to build the newest, state-of-the-art fleet of cranes, pressure equipment and wireline trucks and furnish the operating companies with the most experienced and trained engineers with an average of 20 years local experience with independent and major engineers.

"Investing in America's Energy Future"™

Visit Capital City Energy Group at http://www.capcityenergy.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of our officers and directors during presentations about our energy funds, along with Capital City Energy Group's filings with the Securities and Exchange Commission, including the Company's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might", "believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by the Company's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Capital City Energy Group, its technology, economic and market factors and the industries in which the Company does business, among other things. These statements are not guarantees of future performance and Capital City Energy Group, Inc. undertakes no specific obligation or intention to update these statements after the date of this release

    Contact: Tim Crawford
    Capital City Energy Group
    614.310.1614
    tcrawford@capcityenergy.com

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